APPLEBEE'S INTERNATIONAL, INC.
                          1999 EMPLOYEE INCENTIVE PLAN
                                 AMENDMENT NO. 2



         THIS AMENDMENT TO THE APPLEBEE'S INTERNATIONAL, INC. 1999 EMPLOYEE INCENTIVE PLAN (the "Plan") is made effective this 9th day of March, 2001.

         WHEREAS, the Plan contains certain provisions regarding the number of shares of common stock available for awards; and

         WHEREAS, at a regular meeting of the Board of Directors held on March 9, 2001, the Board agreed to a revision of the Plan, as hereinafter set forth.

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. That Section 4.1 of the Plan is amended to increase the number of shares available for grant from 530,000 to 730,000.

         IN WITNESS WHEREOF, the Plan has been amended as of the day and year first above written.



                                       APPLEBEE'S INTERNATIONAL, INC.




                                   By: _______________________________
                                Title: ______________________________


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                         APPLEBEE'S INTERNATIONAL, INC.
                          1999 EMPLOYEE INCENTIVE PLAN
                                 AMENDMENT NO. 3



         THIS AMENDMENT TO THE APPLEBEE'S INTERNATIONAL, INC. 1999 EMPLOYEE INCENTIVE PLAN (the "Plan") is made effective this 13th day of December, 2001.

         WHEREAS, the Plan contains certain provisions regarding the number of shares of common stock available for awards and the definition of "Retirement"; and

         WHEREAS, at a regular meeting of the Board of Directors held on December 13, 2001, the Board agreed to a revision of the Plan, as hereinafter set forth.

         NOW, THEREFORE, the Plan is amended as follows:

         1. Section 2 of the Plan is amended to delete therefrom the definition of the term "Retirement" as it currently appears and insert in its place and stead the following:

                   "Retirement" means a Termination of Service by reason of the Employee's retirement at or after the Employee reach age 65 or as otherwise specifically provided in the option grant agreement as determined by the Committee."

         2.   Section  4.1 of the Plan is  amended  to  increase  the  number of
              shares   available  for   grant  from   799,500   (post-split)  to
              1,099,500.

         IN WITNESS WHEREOF, the Plan has been amended as of the day and year first above written.



                                       APPLEBEE'S INTERNATIONAL, INC.




                                   By: _______________________________
                                Title: ______________________________